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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                  FORM 8-K


                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     February 24, 2005
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                           Consolidated Energy, Inc.
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           (Exact name of registrant as specified in its charter)



   Wyoming                       0-25951           86-0852222
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(State or other jurisdiction   (Commission     (IRS Employer
    of incorporation)          File Number)     Identification No.)



9900 West Sample Road, Suite 300, Coral Springs, Florida        33065
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code     (954) 575-1471
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Item 2.01 Completion of Acquisition or Disposition of Assets

Consolidated Energy, Inc. (the "Company") has acquired rights to additional coal reserves in eastern Kentucky to the Coalburg Seam, Taylor Seam, Richardson Seam and the Broas Seam under the Dempsey Heirs Leases. The rights were acquired from Eastern Land Development, LLC, a private corporation, in exchange for the issuance of 2,500,000 shares of the Company=s restricted common stock.

These additional seams contain proven reserves of 21,530,909 tons of low sulfur, high BTU coal to be mined by surface mining methods. Management estimates that production from these surface mine reserves is expected to commence by the fourth quarter of 2005. With this acquisition, the Company now has an estimated 41,530,909 tons of proven reserves in Martin County, Kentucky.

Item 2.03 Creation of a Direct Financial Obligation

On February 24, 2005, Consolidated Energy Inc. (the "Company") executed a financing transaction for aggregate gross proceeds of $7,000,000, with additional investment rights of up to an additional $7,000,000, such financing to be used for the purchase of equipment and to fund expenditures for the consummation of mining activities at the Company's Warfield Mine. The financing is in the form of 6% senior secured convertible promissory notes (the "Notes") for an aggregate total face amount of $7,000,000 and a term of three years. The Notes may be converted to common stock at a conversion price of $1.70 per share. Holders of the Notes are Gryphon Master Fund, L.P. and GSSF Master Fund, LP ("Gryphon"), Lonestar Partners, L.P., WS Opportunity International Fund, Ltd., WS Opportunity Fund (QP), L.P., WS Opportunity Fund, L.P., Renaissance US Growth Investment Trust PLC, and BFS US Special Opportunities Trust PLC (all collectively the "Holders"). As additional consideration, the Company has issued to the Holders warrants (the "Warrants") for the purchase of an aggregate of 2,058,824 shares of the Company's common stock at an exercise price of $1.70 per share, exercisable for five years.
The conversion price of the Notes, and the exercise price of the Warrants, are subject to certain normal and customary anti-dilution adjustment provisions and also include a one-time reset date provision with a floor price of $1.00 per share.

The Holders have registration rights in connection with the transaction. The Company is required to register all of the shares underlying the Notes if converted, the shares underlying the Warrants and the shares underlying the additional investment rights, if exercised, a total of 10,500,000 shares. The Company will also be required to register the shares underlying warrants issued to Gryphon and to the Company's placement agent in a previous bridge loan financing, a total of 566,176 shares. The registration must be filed not later than 45 days following the closing of the financing and effective not later than 270 days following closing. If the effective date is later than 120 days (if there are no comments from the Commission) or 150 days (if comments are received), the Company will be liable for cash penalty payments in the form of liquidated damages of 2% of the Notes for each thirty day period of delay.

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The Company will use approximately $2,527,000 of the proceeds to repay an outstanding bridge loan (principal and interest) from Gryphon. The Company has paid a flat fee of $30,000 to Gryphon as reimbursement for fees and expenses incurred in connection with the negotiation, preparation and delivery of the Notes and related investment documents. In addition to the above fees and warrants, the Company has paid Stonegate Securities, Inc., a Texas corporation ("Stonegate"), a total of $340,000 cash and issued warrants for the purchase of an aggregate of 205,882 shares of the Company=s common stock on the same terms as the Warrants issued to the Holders above. The warrant issuances are in the form of a Warrant issued to Scott R. Griffith and a Warrant issued to Jesse B. Shelmire IV, each for the purchase of 102,941 shares. The cash paid and Warrants issued were per the terms of a non-exclusive Placement Agency Agreement between the Company and Stonegate (filed as an exhibit to the Company=s Current Report on Form 8-K dated January 11, 2005).

In connection with the above transaction, the Company has executed a security agreement (the "Security Agreement") giving the Holders a security interest in and to any and all of the Company's assets and properties ("Collateral" as defined in the Security Agreement). Each of the Company's subsidiaries has also executed a Guaranty for the Company's obligations under the Notes.

Attached as exhibits to this filing are the agreements (or form of agreements) executed in connection with the above transaction.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the acquisition of reserves described in Item 2.01 above, the Company has issued 2,500,000 shares of its restricted common stock to Eastern Land Development, LLC, a private corporation.

In connection with the transaction described in Item 2.03 above, the Company has issued warrants for the purchase of an aggregate of 2,058,824 shares of the Company's common stock at an exercise price of $1.70 per share, exercisable for five years, to the Holders listed in Item 2.03, all accredited investors. The Company has also issued Notes to the above Holders that may be convertible into 4,117,647 additional shares of the Company's common stock at an exercise price of $1.70 per share upon the occurrence of certain events. The Company has also issued warrants for the purchase of an aggregate of 205,882 shares to Scott R. Griffith (102,941) and Jesse B. Shelmire IV (102,941) per a Placement Agency Agreement as described above in Item 2.03.

The securities issued in the foregoing transaction were issued in reliance on the exemption from registration and prospectus delivery requirements set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

Item 7.01 Regulation FD Disclosure

On February 24, 2005, the Company issued a press release regarding the transactions described in Item 2.03 above. The press release is attached hereto as an exhibit.

The information in Item 7.01 of this report and Exhibit 99 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

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Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Securities Purchase Agreement
Exhibit 10.2 Registration Rights Agreement
Exhibit 10.3 Form of Note
Exhibit 10.4 Security Agreement
Exhibit 10.5 Form of Guaranty
Exhibit 10.6 Form of Warrant
Exhibit 10.7 Form of Additional Investment Rights
Exhibit 10.8 Form of Lock-up Agreement
Exhibit 99 Press release dated February 24, 2005.


SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2005

Consolidated Energy, Inc.

By:  /S/ David Guthrie
      David Guthrie, President